SCHEDULE V: PORTFOLIOS OF THE TRUST

As amended June 28, 2023

Portfolios

Anfield Diversified Alternatives ETF

Affinity World Leaders Equity ETF

Anfield Universal Fixed Income ETF

LeaderShares AlphaFactor US Core Equity ETF

Anfield U.S. Equity Sector Rotation ETF

Anfield Dynamic Fixed Income ETF

LeaderShares Activist Leaders ETF

LeaderShares AlphaFactor Tactical Focused ETF

LeaderShares Equity Skew ETF

LeaderShares Dynamic Yield ETF

Regents Park Hedged Market Strategy ETF

Conductor Global Equity Value ETF

Hypatia Women CEO ETF

Foundations Dynamic Core ETF

Foundations Dynamic Growth ETF

Foundations Dynamic Value ETF

Foundations Dynamic Income ETF

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